As filed with the Securities and Exchange Commission on April 16, 2015

Registration 333-201466

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

Form F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TANZANIAN ROYALTY EXPLORATION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

44th Floor, Scotia Plaza
40 King Street West
Toronto, Ontario
M5H 3Y4
Telephone:  1.844.364.1830
(Address and telephone number of Registrant’s principal executive offices)

James Sinclair
Chief Executive Officer
Tanzanian Royalty Exploration Corporation
44th Floor, Scotia Plaza
40 King Street West
Toronto, Ontario
M5H 3Y4
Telephone:  1.844.364.1830
Fax:  860.799.0350
(Name, address and telephone number of agent for service)

Copy to:

Daniel B. Eng Weintraub Tobin Chediak Coleman Grodin 475 Sansome Street, Suite 1800 San Francisco, CA 94111 Telephone: 415.433.1400 Facsimile: 415.433.3883	Rosalind Morrow Borden Ladner Gervais LLP Scotia Plaza, 40 King St W, Toronto, ON, Canada M5H 3Y4 Telephone: 416.367.6019 Facsimile: 416.361.7323

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ❑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❑

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ❑

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ❑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ❑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum aggregate price per common share	Proposed maximum aggregate offering price	Amount of registration fee
Common shares, without par value	500,000	$0.41(3)	$205,000
Common shares, without par value, underlying Debenture	4,259,259	$0.41(3)	1,746,297
Common shares, without par value, underlying Warrants	1,080,357	$0.98	1,058,750
Common Share Purchase Rights	(4)
Total:	5,839,617		$3,010,047	$350(5)

(1)

Under the terms of the registration rights agreement with the Company, the Company is contractually required to register a number of common shares issuable under the 8% Original Issue Discount Senior Convertible Debenture (the “Debenture”) equal to the outstanding principal balance as of the date of this Registration Statement divided by $0.27 and 110% of the number of common shares issuable upon the exercise of outstanding Common Stock Purchase Warrants (“Warrants”).

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issued with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.  The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common shares on April 13, 2015, as reported on the NYSE MKT.

(4)

Attached to and trading with each of the Registrant’s common shares registered hereunder is a right (the “Right”) to purchase a number of common shares on the terms and conditions set forth in the Registrant’s Shareholder Rights Plan (the “Rights Plan”).  Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s common shares, and will have no value, except as reflected in the market price of the Registrant’s common shares to which they are attached.  No additional registration fee is required.

(5)

The fee of $350 will be applied against the fee of $4,367 which was previously paid in connection with the Registrant’s Registration Statement on Form F-3 (File No. 333-201466).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

2

Explanatory Note

This second pre-effective amendment on Form F-3 is being filed for the sole purpose of providing an updated consent of the Registrant’s independent public accountant, Ernst and Young LLP.

3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.

Exhibits and Financial Statement Schedules

(a)

Exhibits.  The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
3.1(i)	Articles of Incorporation (Incorporated by reference to Form 20-F filed with the SEC on March 15, 2004)
3.1 (ii)	Certificate of Amendment for Change of Name (Incorporated by reference to Form 20-F filed with the SEC on November 25, 2009)
3.1(iii)	Certificate of Amendment and Registration of Restated Article dated March 7, 2008 (Incorporated by reference to Form 20-F filed with the SEC on November 25, 2009)
3.1(iv)	Bylaws (Incorporated by to Form 20-F filed with the SEC on March 15, 2004)
4.1	2011 Shareholder Rights Plan (Incorporated by reference to Form 20-F filed with the SEC on November 27, 2012)
5.1	Opinion re Legality Borden Ladner Gervais LLP
10.1	Restricted Stock Unit Incentive Plan (Incorporated by reference to Form 20-F filed with the SEC on November 30, 2006)
10.2	Amended Restricted Stock Unit Incentive Plan (Incorporated by reference to Form 20-F filed with the SEC on December 12, 2011)
10.3

Subscription and Property Option Agreement dated May 31, 1999 between the Company and Barrick Gold Corporation (Incorporated by reference to Amendment No. 1 to Form 20-F filed with the SEC on June 28, 2004)

10.4

Option Agreement dated December 14, 2001 between Tanzam 2000 Limited and Barrick Exploration Africa Limited (Incorporated by reference to Amendment No. 1 to Form 20-F filed with the SEC on June 28, 2004)

10.5

Letter of Intent dated January 20, 2003 between the Company and Northern Mining Explorations Ltd., as amended by Letter Agreement dated March 18, 2003 (Incorporated by reference to Amendment No. 1 to Form 20-F filed with the SEC on June 28, 2004)

10.6	Letter of Intent dated July 21, 2003 between the Company and Ashanti Goldfields (Cayman) Limited (Incorporated by reference to Amendment No. 1 to Form 20-F filed with the SEC on June 28, 2004)
10.7	Option Agreement dated September 7, 2004 between the Company and Northern Mining Explorations Ltd. (Incorporation by reference to Form 20-F filed with the SEC on February 10, 2005)
10.8

Purchase and Sale Agreement dated September 26, 2006 between the Company and Ashanti Goldfields (Cayman) Limited (Incorporated by reference to Amendment No. 1 to Form 20-F filed with the SEC on June 28, 2004)

10.9	Option and Royalty Agreement dated January 25, 2007 between the Company and Sloane Developments Ltd. (Incorporated by reference to Form 20-F filed with the SEC on November 30, 2007)
10.10	Heads of Agreement dated December 16, 2010 between the Company and State Mining Corporation (Incorporated by reference to Form 20-F filed with the SEC on December 12, 2011)
10.11	Joint Venture Agreement dated October 25, 2011 between the Company and State Mining Corporation (Incorporated by reference to Form 20-F filed with the SEC on December 12, 2011)
10.12

Kigosi Access Agreement dated December 10, 2012 between the Company and The Director of Wildlife, Wildlife Division, Ministry of Natural Resources and Tourism (Incorporated by reference to Form 20-F filed with the SEC on November 15, 2013)

10.13	Securities Purchase Agreement dated December 9, 2014 (Incorporated by reference to Form 6-K filed on December 15, 2014)
10.14	8% Original Issue Discount Senior Convertible Debenture (Incorporated by reference to Form 6-K filed on December 15, 2014)

II-1

Exhibit Number	Description
10.15	Registration Rights Agreement (Incorporated by reference to Form 6-K filed on December 15, 2014)
10.16	Escrow Agreement (Incorporated by reference to Form 6-K filed on December 15, 2014)
10.17	Common Stock Purchase Warrant (Incorporated by reference to Form 6-K filed on December 15, 2014)
10.18

Continuing Guaranty from Itetemia Mining Company Limited, Lunguya Mining Company Ltd., Tancan Mining Company Limited, Tanzania American International Development Corporation 2000 Limited, Buckreef Gold Company Limited and Northwest Basemetals Company Limited (Incorporated by reference to Form 6-K filed on December 15, 2014)

10.19	Modification Agreement Dated March 23, 2015 (Incorporated by reference to Form 6-K filed on March 25, 2015 and Form 6-K/A filed on April 6, 2015)
21.1	Subsidiaries of the Company (Incorporated by reference to Form 20-F filed on November 3, 2014)
23.1	Consent of Borden Ladner Gervais LLP (contained in Exhibit 5.1) (previously filed with the Company’s registration statement filed on January 13, 2015)
23.2	Consent of Ernst & Young LLP
23.3	Consent of Venmyn Deloitte (Pty) Ltd (previously filed with the Company’s registration statement filed on January 13, 2015)
24.1	Power of Attorney is contained on Signature Page

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this pre-effective amendment 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, province of Ontario, Canada, on the 16th day of April, 2015.

TANZANIAN EXPLORATION ROYALTY CORPORATION

By:

/s/ James E. Sinclair

James E. Sinclair

Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, James E. Sinclair and Rosalind Morrow, and each them severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, that are related to the offering covered by this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

(Signature) /s/ James E. Sinclair James E. Sinclair, Director and Chief Executive Officer (Principal Executive Officer)	April 16, 2015
(Signature) /s/ Dr. Norman Betts Dr. Norman Betts, Director	April 16, 2015
(Signature) /s/ Dr. William Harvey Dr. William Harvey, Director	April 16, 2015
(Signature) /s/ Joseph Kahama Joseph Kahama, Chairman	April 16, 2015
(Signature) /s/ Rosalind Morrow Rosalind Morrow, Director	April 16, 2015
(Signature) /s/ Abdulkarim H. Mruma Abdulkarim H. Mruma, Director	April 16, 2015
(Signature) /s/ Ulrich E. Rath Ulrich E. Rath, Director	April 16, 2015
(Signature) /s/ Marco Guidi Marco Guidi, Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2015